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                                                               Exhibit 10.57

                                                                Page 1 of 23

                     MASTER PRODUCT PURCHASING AGREEMENT
                     -----------------------------------

         This Agreement, to take effect as of the date of its signature by both parties hereto, is by and between VeriChip Corporation, a Delaware, U.S.A. corporation having offices at 400 Royal Palm Way, Palm Beach, FL 33480, United States of America (hereinafter referred to as "VeriChip" or the "Company"), and Metro Risk Management, an Florida Corporation, with
                    ---------------------     -------
principal offices at 801 Brickell Avenue, Miami, FL 33131 (hereinafter
                     ------------------------------------
referred to as "Purchaser"). Purchaser and the Company may hereinafter be referred to as the "Parties" and individually, as a "Party".

                                 WITNESSETH:

         WHEREAS, VeriChip markets highly sophisticated identification devices and readers; and

         WHEREAS, Purchaser wishes to purchase, for its own use or for promotion and sale within the United States, the Company's products listed in EXHIBIT "A" attached hereto (the "Products"); and the Company wishes to make sell such Products, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, the Parties hereby agree as follows:

                           SECTION 1. DEFINITIONS

In this Agreement, capitalized terms shall have the meanings set forth in this Section 1. Definitions, or elsewhere in the provisions of this
Agreement:

(a)      "Agreement" means this "International Product Purchasing
         Agreement", and any and all Exhibits referenced herein, signed by both Parties.

(b) "Company Confidential Information" means all of the Company's information already in the possession of, or subsequently obtained by, Purchaser, either (1) in writing and marked with a restrictive legend, such as "Confidential", or (2) in writing, orally, visually or by delivery of items which are, at the time of disclosure or within (thirty) 30 days after its disclosure, identified as confidential information, all to the extent that such information or material has not been made publicly available by the Company. The use of "Company Confidential Information" is subject to the provisions of Section 9, hereof.

(c) "Date of Delivery" is the date the Product ordered by Purchaser is delivered F.O.B. Miami, Florida, U.S.A. to Purchaser's agent.

(d) "End User" or "User" is anyone who acquires Products for its, his or her own use and not for resale.


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                                                                Page 2 of 23


(e) "Price List" means the list of the Company's wholesale list price for the Products, as quoted by the Company from time to time. The Company's List Price in effect as of the date hereof is attached hereto as EXHIBIT "B" - Price List.

(f) "Product" or "Products" means each of the Company's product or products listed in EXHIBIT "A" - Products, attached hereto, and any copy or part thereof, documentation, updates, or other materials delivered to Purchaser by the Company in conjunction with the Products. The Company may alter, improve, change or discontinue any of the Products at any time.

(g) "Term" shall mean the period while this Agreement is in effect, i.e. from the date it is executed until terminated pursuant to
         Section 11.14.

(g) "Trademarks" means any trademarks, service marks and trade names which the Company may at any time have adopted, used or registered, which identify either the Company or the Products, or are used by the Company in relation to and in connection with the Products.

                      SECTION 2. PARTIES' RELATIONSHIP

The Parties hereby agree that:

2.1 Purchaser is not an agent of the Company. This Agreement does not constitute a joint venture, agency or partnership between the Parties, nor does it create an employer-employee relationship. Neither Party is a legal representative, partner, franchisee, employee or associate of the other, legally or otherwise.

2.2 Neither Party has the power to assume nor will assume or create any obligations on behalf of the other, nor make any representations or warranties about the other. Purchaser has no power, express or implied, to accept any order on behalf of the Company or to bind the Company, either directly or indirectly, with respect to any order or with respect to any other contract or matter whatsoever.

2.3 Purchaser is free to select its sales personnel and establish their compensation, and manage its business, in each case as it deems appropriate.

2.4 Nothing in this Agreement shall be construed as prohibiting or placing any restrictions whatsoever on the Company's right (i) to market, promote, distribute, license or sell any Products to or for the benefit or use of any person, firm or company the Company may select in its sole discretion; or (ii) to appoint distributors of the Products that may sell Products.

2.5 In partial consideration of the distribution rights granted by the Company to the Distributor hereunder, Distributor shall pay to the Company a non-recurring and non-refundable fee in the amount of $1.00 (one dollar).

         a) The Distribution Fee shall be due and payable in U.S. Dollars on the date of execution of this Agreement, and shall be fully earned by the Company when paid.


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                                                                Page 3 of 23

         Distributor hereby expressly agrees that the Distributor Fee shall not in any way or under any circumstances be credited against or applied to amounts due for any Products ordered by Distributor under this Agreement, including without limitation, Products ordered pursuant to Section 7.2 below.



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                                                                Page 4 of 23


                 SECTION 3. GENERAL OBLIGATIONS OF PURCHASER

3.1      Customer Support. Purchaser shall handle and promptly settle any
         ----------------
         User's customer complaints concerning the Products, following the Company's guidance included in the Company's operations guide provided by the Company to Purchaser (the "Operations Guide"), as amended from time to time in the sole discretion of the Company. Purchaser agrees to assist the Company in arranging for any customer warranty service.

3.2      Expenses. Purchaser assumes full responsibility for all costs and
         --------
         expenses which it incurs in carrying out its obligations hereunder, including but not limited to all rentals, salaries, commissions, advertising, demonstrations, travel and accommodation expenses without the right to reimbursement for any portion thereof from the Company.

3.3      Other General Obligations Of Purchaser. Subject to all applicable
         --------------------------------------
         laws and regulations, Purchaser undertakes the following
         obligations on a continuing basis:
         (a)      Adherence to Business Ethics and Laws
                  -------------------------------------
                  Purchaser shall adhere to the highest principles of business ethics. Without limiting the generality of the foregoing, Purchaser shall comply with all applicable laws and regulations.
         (b)      Contacts with the Press and Other Media
                  ---------------------------------------
                  Purchaser shall not make any statement or distribute any material concerning the Company to the press or other communications media, except for (i) materials provided to Purchaser by the Company for publication and (ii)
                  statements and materials otherwise approved in writing by the Company. Purchaser shall promptly bring to the
                  Company's attention and deliver to it copies of any
                  articles in the press concerning the Company and/or the Products of which Purchaser may be aware.
          (e)     No Exports
                  ----------
                  Purchaser shall not sell any Products outside of the United States and shall use its best efforts to ensure that Products it sells are not resold outside of the United States.

3.4      Purchaser's Representations and Warranties. Purchaser hereby
         ------------------------------------------
         represents and warrants to the Company that: (i) Purchaser is a business organization duly organized and in good standing in accordance with the laws of its state of incorporation; (ii) Purchaser has duly authorized the execution and performance of this Agreement; (iii) this Agreement is lawful and may be performed in accordance with its terms as of the date hereof; and (iv) Purchaser is a business organization with the required personnel duly trained to market and sell products similar to the Products, transportation to distribute such Products, warehouses to store them and a computer system which allows a detailed control of stocks and sales.

          SECTION 4. GENERAL OBLIGATIONS OF THE COMPANY; WARRANTIES

4.1 The Company warrants that the Products will be free from defects in material and workmanship. The Company shall replace or repair, at its option, any Products that within



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                                                                Page 5 of 23

         thirty (30) days from the Date of Delivery are found defective in material or workmanship, upon written notification by Purchaser identifying each and every defect. The Company's obligation with respect to such Products shall be limited to repair or replacement, without any further expense to the Company. Any alteration, abuse, modification or misuse, including, but not limited to, neglect or accidental damage or defacement of the Products shall void this limited warranty. THE FOREGOING LIMITED WARRANTY IS EXPRESSLY MADE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The foregoing limited warranty shall not be enlarged or affected by, and no liability or obligation shall arise from, the Company's rendering of technical or other advice, or of service, in connection with any of the Products. Employees, agents, distributors and sales representatives are not authorized to make warranties. Oral or written statements made by them do not constitute warranties and shall not be relied on by Purchaser. REPLACEMENT OR REPAIR OF A DEFECTIVE PRODUCT IS PURCHASER'S SOLE AND EXCLUSIVE REMEDY FOR CONTRACT, WARRANTY, NEGLIGENCE, TORT OR STRICT LIABILITY CLAIMS FOR ANY LOSS, DAMAGE OR EXPENSE ARISING OR ALLEGED TO ARISE FROM THE MANUFACTURE, SALE, DELIVERY OR USE OF THE PRODUCTS. IN NO EVENT SHALL The Company BE LIABLE FOR LOSS OF USE OR PROFITS, LOSS OF BUSINESS, EXPENSES OR COSTS ARISING FROM OR ALLEGED TO ARISE FROM BUSINESS INTERRUPTION, ATTORNEYS' EXPENSES OR CONSEQUENTIAL, CONTINGENT, INCIDENTAL OR SPECIAL DAMAGES CAUSED OR ALLEGED TO BE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, TORT, STRICT LIABILITY, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHER BREACH OF DUTY OF OR BY THE COMPANY. Purchaser shall obtain shipping instructions and a return material authorization from the Company for the return of any item under this warranty provision. Compliance with such instructions shall be a condition precedent to the Company's repair or replacement options hereunder.

4.2 The Company shall make commercially reasonable efforts to provide Purchaser with the latest Product information and, upon Purchaser's request, any information concerning the technical aspects of the Products, their use and application.

4.3 The Company does not guarantee the results of, and Purchaser will not be entitled to rely on, any marketing plan of the Company.

4.4 The Company represents that: (i) it is a corporation duly incorporated and in good standing under the laws of the State of Delaware, United States of America; and (ii) it has duly authorized the execution and performance of this Agreement.

                        SECTION 5. ORDER FOR PRODUCTS

5.1      Order. Purchaser shall order Products from the Company using the
         -----
         Company's purchase order form in effect from time to time. Distributor shall submit its Purchase Orders for Products to the Company in writing, by facsimile, overnight reputable overnight courier or, if agreed to by the Company, e-mail. All Purchase Orders shall list the Products ordered,



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                                                                Page 6 of 23

         quantities, applicable prices, scheduled delivery dates, delivery point, shipping instructions and any other information deemed necessary by the Company. IN CASE OF CONFLICTS OR INCONSISTENCY BETWEEN THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THOSE SET FORTH IN ANY PURCHASE ORDERS, ACCEPTANCES, CORRESPONDENCE, AND OTHER DOCUMENTS FORMING PART OF ANY ORDER DURING THE TERM OF THIS AGREEMENT, THIS AGREEMENT SHALL GOVERN AND PREVAIL, AND THE CONFLICTING OR INCONSISTENT TERMS AND CONDITIONS OF ANY SUCH OTHER DOCUMENTS SHALL
         BE DEEMED DELETED AND SHALL NOT BE BINDING UPON EITHER PARTY. Distributor shall ensure that its Purchase Orders are received by the Company at least forty-five (45) days prior to the delivery dates requested in the order.

5.2      Acceptance of Orders. All Purchase Orders from Distributor are
         --------------------
         subject to acceptance in writing by the Company, at its offices in Palm Beach, FL U.S.A. The Company may expressly accept or reject each Purchase Order, or the Company may show its acceptance by providing to Distributor the appropriate transaction documents, including, but not limited to, invoices (showing item, quantity, price, amount due, and other typical invoice information), and order acknowledgments (confirming Products and quantities ordered), or by sending the Products to Distributor. Each Purchase Order shall be deemed to be an offer by Distributor to purchase the Products pursuant to the terms of this Agreement, and, if accepted by the Company shall give rise to a contract on the terms set forth herein to the exclusion of any additional or contrary terms set forth in the Purchase Order. Distributor may cancel its Purchase Order in writing prior to its acceptance by the Company.

5.3      Acceptance of Products. Distributor shall either accept or reject
         ----------------------
         the Products within a thirty- (15) day period after the Date of Delivery. Distributor's rejection may be for one of the following reasons only: (i) pursuant to Section 4,or (ii) because the Products delivered did not correspond to the applicable purchase order. Distributor's failure to give the Company written notice of rejection within such thirty- (15) day period shall be deemed acceptance of the Products by Distributor. Distributor shall also be deemed to have accepted the Products by signing a transaction document requiring its signature, or providing the Products to Resellers, if any, or Users, or making any payment, including partial payments, to the Company for such Products.

5.4      Initial Order. Purchaser shall purchase from the Company, and the
         -------------
         Company shall sell to Purchaser, the following Products: 500_ VeriChip microchips, 50_ Scanners and _0 service plans to the Global Verichip Registry Service at the prices set forth in Exhibit "B" - Price List, all in accordance with the terms of this Agreement. Purchaser shall submit to the Company a delivery request schedule, and the Company shall make a good faith effort to comply with the requested schedule. Notwithstanding the foregoing, the Company shall supply all of the Products ordered in this Section
         5.1 no later than November 30, 2003 and the Purchaser shall pay for all such Products no later than


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                                                                Page 7 of 23

5.5      Delivery, Insurance, Title And Risk Of Loss. The Company will make
         -------------------------------------------
         reasonable efforts to meet Purchaser's delivery requirements for Products. The Company will inform Purchaser of the estimated delivery date and, at Purchaser's request, keep it informed of its status; provided, however, that in no event shall the Company be liable for the consequences of any delays in delivery due. All delivery of Products to Purchaser shall be F.O.B. at the offices of the Company. Purchaser shall be responsible for transportation and insurance of the Products after delivery. Such insurance shall provide full coverage from the time the Products are delivered until Purchaser shall have paid the Company for such Products in full.

         The Company bears the risk of loss or of damage to the Products until their delivery, as provided in the preceding paragraph. Thereafter, Purchaser assumes such risks. Title passes on delivery.

5.6      Reports. Purchaser hereby agrees, to aid the Company with its
         -------
         marketing, to provide the Company with sales information, as reasonably requested from time to time.



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                                                                Page 8 of 23

                             SECTION 6. PAYMENTS

6.1      Deposit. Within 10 days from the date hereof, Purchaser shall pay
         -------
         to the Company U.S.$ (the "Deposit"), $5,000.00 (Five Thousand
                                               ------------------------
         Dollars) as a deposit and will be reflected as a credit to
         -------
         Purchaser, to be applied against future amounts owed to the Company by Purchaser.

6.2      Related Charges:  The following are related charges
         ---------------
         (a)      Taxes and Duties : Any taxes and duties resulting from the
                  ----------------
                  sale of Products, license or related activities hereunder, as the case may be, except taxes based on the Company's net income. Purchaser must provide the Company with a resale tax exemption certificate if applicable. Upon request, Purchaser will, from time to time, provide such certificates or pay applicable sales tax on the purchase of the Products.
         (b)      Additional Charges:
                  ------------------
                  Depending on the particular Product or circumstances (e.g. special packaging or printing requested by Purchaser), additional charges may apply, of which the Company will inform Purchaser in writing.
         (c)      Training and Development
                  ------------------------
                  The Company shall provide training and development, as requested by Purchaser, at a rate of U.S.$100 per hour, plus travel and other reasonable expenses. The training materials and any of the information conveyed to Purchaser shall remain the intellectual property of the Company. Purchaser is under no obligation whatsoever to purchase training and development services.

6.3      Payment Schedule.
         ----------------

         Purchaser shall make payments for the Products in accordance with the following schedule:
         (a)      Upon order, 50% of the Purchase Price
         (b)      Prior to delivery, 50% of the Purchase Price.
         (c) Within 30 days of invoice for any Related Charges: the amount of such Related Charges pursuant to Section 6.2.

         Depending on credit history, the Company may change these payment terms by amending this agreement pursuant to Section 11.6; other payment terms set forth in a purchase order are not valid.

         For the initial order, payment shall be made as follows:
         (i) Within 10 days of the date hereof: the Deposit as provided in Section 6.1;
         (ii) Upon or prior to delivery of any Product: 50% of the Purchase Price for the Products being delivered;
         (iii) Within 15 days of delivery of Products: 50% of the Purchase Price for the Products so delivered.
         (iv) Within 15 days of invoice for any Related Charges: the amount of such Related Charges pursuant to Section 6.2.


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                                                                Page 9 of 23

         Payments shall be made in cash, in U.S. dollars, by wire transfer of immediately available funds. Notwithstanding the foregoing, after the Deposit is paid, the Purchaser may apply any credits it has on account (including the credit it will have by reason of paying the Deposit) to any amount owing under Sections 6.3(b), 6.3(c), 6.3(iii) or 6.3(iv) by providing written notice to the Company.

6.4      Packaging and Shipment. Unless Purchaser requests otherwise, all
         ----------------------
         Products purchased by Purchaser shall be packed for shipment and storage in accordance with the Company's standard commercial practices which Purchaser represents and warrants to know and accept. Any special packaging requirements requested by Purchaser shall be at Purchaser's expense pursuant to Section 6.2.

                     SECTION 7. LIMITATION TO LIABILITY

7.1      Limitation of Liability and Remedies. Purchaser understands and
         ------------------------------------
         agrees that regardless of the basis on which damages can be claimed by Purchaser, Resellers and/or Users, Purchaser's, Resellers' and/or Users' exclusive remedy and the Company's exclusive liability shall be limited as follows:

         (a)      Actual Damages. The Company shall be responsible for no
                  --------------
                  more than the lesser of (i) the amount of any actual loss or damage solely, or (ii) the aggregate payments received by the Company for the Product that is the subject of the claim.

         (b)      Consequential Damages. UNDER NO CIRCUMSTANCES, EXCEPT AS
                  ---------------------
                  REQUIRED BY LAW, SHALL THE COMPANY BE LIABLE FOR ANY ECONOMIC CONSEQUENTIAL DAMAGES, INCLUDING (1) ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES (INCLUDING LOST PROFITS OR SAVINGS) TO PURCHASER AND/OR RESELLERS AND/OR USERS, EVEN IF THE COMPANY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE, OR (2) THIRD PARTY CLAIMS AGAINST PURCHASER AND/OR USERS FOR LOSSES OR DAMAGES, OR FOR SPECIAL, INCIDENTAL, OR INDIRECT CHARGES, OR FOR ANY ECONOMIC CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS) EVEN IF THE COMPANY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

7.2      Sole Remedies. THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF ANY
         -------------
         AND ALL WARRANTIES AND THE SOLE REMEDIES FOR THE COMPANY'S LIABILITY IF ANY KIND (INCLUDING LIABILITY FOR NEGLIGENCE) WITH RESPECT TO THE PRODUCTS AND SERVICES COVERED BY THIS AGREEMENT AND ALL OTHER PERFORMANCE BY THE COMPANY UNDER OR PURSUANT TO THIS AGREEMENT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN SECTION 4 HEREOF.



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                                                               Page 10 of 23


                         SECTION 8. CONFIDENTIALITY

8.1      Confidential Information. Purchaser agrees that the Company has a
         ------------------------
         proprietary interest in any and all Company Confidential
         Information provided to Purchaser by the Company in connection with this Agreement or otherwise, whether such information is in written, oral or visual form.

8.2      Protection Of Company Information. Purchaser acknowledges and agrees
         ---------------------------------
         that all Company Confidential Information is confidential and proprietary to the Company. In this regard,
         (a) Purchaser agrees to use Company Confidential Information solely in the discharging of its responsibilities hereunder;
         (b) Purchaser may disclose Company Confidential Information to its employees who have the need to know such information; provided, however, that prior to any such disclosure, Purchaser must have an appropriate confidentiality agreement with any such employee, binding such employee on the terms of this Section 8. For a period of three (3) years from the date of receipt of Company Confidential Information, Purchaser may not disclose such Confidential Information to others (including but not limited to any affiliates of Purchaser) unless, prior to such disclosure, Purchaser has an appropriate agreement with the other party and such disclosure is approved by the Company in writing. All such appropriate agreements must enable Purchaser to meet its obligations hereunder and to enforce the terms and conditions of this Section;
         (c) Purchaser shall not make any additional copies of any writings, documents, programs or other media which contain Company Confidential Information and are marked "do not reproduce" or similar language, without the prior written permission of the Company;
         (d) Purchaser shall keep all writings, documents or other media containing Company Confidential Information secure in locked files at all times, when not in use, to prevent their loss or unauthorized disclosure, take action to prevent unauthorized access to any of its premises and comply with all other reasonable security procedures and measures which the Company may recommend from time to time;
         (e) Purchaser shall segregate Company Confidential Information at all times from materials of third parties;
         (f) Purchaser's obligations with respect to Company Confidential Information will not apply to any information that (i) is already in its possession without obligation of confidence; (ii) is independently developed; (iii) is or becomes publicly available without breach of this Agreement; (iv) Purchaser rightfully receives from a third party without obligation of confidence; or (v) is released for disclosure with the Company's written consent;
         (g) Purchaser shall, upon termination or expiration of this Agreement, deliver to the Company all written or descriptive materials which contain Company Confidential Information;
         (h) From time to time, the Company may provide Purchaser with copies of documents labeled "For Internal Use Only". Purchaser agrees to limit use of these documents to the performance of its responsibilities hereunder and not to make the documents available to any third party.



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                                                               Page 11 of 23


8.3      Protection Of Purchaser Information
         -----------------------------------
         (a) Purchaser understands that the Company does not wish to receive any information which Purchaser, or any third party, considers confidential or proprietary. Information that Purchaser supplies to the Company will not be treated as confidential by the Company unless, before receipt, the Company agrees in writing to do so.
         (b) The Company may use any information which Purchaser makes available to the Company, designated as confidential by Purchaser, and the Company may authorize its affiliates to use such information in their operations; provided, however, that the Company shall instruct its personnel to keep such information confidential by using the same care and discretion that it uses with similar data which the Company designates as confidential; further, the Company shall not disclose any such confidential information by publication or otherwise to any third party without the prior written permission of Purchaser.
         (c) Notwithstanding the foregoing, if the Company conducts an inspection in accordance with its rights pursuant hereto, any materials inspected will be treated as confidential and the Company will not disclose any of them unless required by law to do so.

                  SECTION 9. INTELLECTUAL PROPERTY MATTERS

9.1      Trademarks. Purchaser is hereby authorized to use the Trademarks
         ----------
         solely for the Term of this Agreement and solely for purposes of identifying the Products which Purchaser is authorized to market hereunder. In addition, Purchaser is hereby authorized to use, during the Term of this Agreement and within the United States, the designation "Distributor of VeriChip Products" or "VeriChip User" in its activities hereunder.
         (a) Purchaser is not granted any right or license to use the Trademarks or any other trademark or tradename owned by the Company in such a manner as to cause confusion concerning the origin of any goods or services. Promotional, advertising and other materials to be used by Purchaser, which incorporate or display any Trademarks, other than such material which has been supplied to Purchaser by the Company, shall be subject to the Company's guidelines or instructions. Purchaser agrees to change or correct, at Purchaser's expense, any such promotional advertising or other material, which in the Company's reasonable judgment is inaccurate, objectionable or misleading, or misuses a trademark or tradename owned by the Company.
         (b) Purchaser hereby acknowledges the Company's exclusive right, title and interest in and to the Trademarks. Purchaser acknowledges and agrees that, except for the limited use of the Trademarks for purposes of using or marketing and distributing the Products in conformity with this Agreement, Purchaser will acquire no right, title or interest of any kind or nature whatsoever in or to the Trademarks or the goodwill associated therewith. Purchaser recognizes that the Trademarks and any goodwill attached thereto, belong to the Company, and Purchaser understands and agrees that Purchaser's use of the Trademarks shall



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                                                               Page 12 of 23

                  inure to the benefit of the Company. Purchaser shall not disparage, bring into disrepute or reduce the value of any Trademarks. Purchaser shall not at any time do or permit any act to be done which may in any way impair the rights of the Company in the Trademarks.
         (c) Purchaser shall not, without the Company's prior written consent, remove or alter any Trademarks, trade names, patent numbers, serial numbers, notices, labels, tags or other identifying marks, symbols or legends affixed to any Products, containers or packages.
         (d) Purchaser undertakes fully and without any reservation whatsoever to render to the Company all assistance as may be necessary in connection with any matter pertaining to the protection of the Trademarks, including, without limitation, to assert no interest in or to, and to withdraw or terminate any interest in or to, any Trademarks which would limit the Company's ability to protect those Trademarks.
         (e) Purchaser will immediately notify the Company in writing if any claim of infringement is brought against Purchaser in respect to the use of the Trademarks, or if Purchaser is aware of or suspects any infringement of the Trademarks by another party. The Company reserves the right in its sole discretion to institute any proceedings against any such third party infringers and Purchaser shall refrain from doing so. The Company shall control the defense or prosecution of any actions concerning infringement of its Trademarks. Purchaser shall cooperate fully with the Company in any action taken by the Company against any such third parties, provided that all expenses of such action, including Purchaser's, shall be borne by the Company and all damages which may be awarded therefrom shall accrue to the Company.
         Any unauthorized use of the Trademarks by Purchaser shall be a material breach of this Agreement, entitling the Company to terminate this Agreement and to bring an action for infringement of the rights of the Company in and to the Trademarks.

9.2      Patents And Copyrights. No rights or licenses are granted to Purchaser
         ----------------------
         herein by the Company, expressly or by implication, under any patents or copyrights.
         (a) The Company shall defend Purchaser against any claim that any Product provided by the Company hereunder infringe any patent, copyright or other analogous right enforceable in the United States, and the Company shall pay any resulting damages, costs and attorney's fees finally awarded by a court or any resulting settlement agreed upon by the Company, provided that Purchaser promptly notifies the Company in writing of the claim and, further provided, that the Company has sole control of the defense and of all related settlement negotiations.
         (b) The Company's obligation under this Section is subject to the condition that if any Product becomes, or in the Company's opinion is likely to become, the subject of such a claim, Purchaser shall permit the Company, at its option and expense, either to procure the right of Purchaser to continue marketing or using the item involved or to replace or modify it so that it becomes non-infringing. If neither of the foregoing alternatives is available in terms which are reasonable in the Company's sole judgment, Purchaser hereby agrees that, upon written request by the Company, Purchaser shall return the item involved to the Company. In such a case, the Company agrees to grant a credit or refund to Purchaser for the amount of charges of the returned Product, as well as any costs of return and applicable taxes thereon.
         (c) The Company shall have no obligation to Purchaser for any liability to third parties for any claim based upon any alteration or modification of any Product or based upon the combination, operation or use of any Product with equipment, data or programming not supplied by the Company.

     The foregoing states the entire obligation of the Company in regard of all intellectual property matters and Purchaser shall have no right to act in the Company's name or on the Company's behalf, with respect to infringement of patents, copyrights or analogous rights relating to the Products.

                         SECTION 10. INDEMNIFICATION

10.1     Purchaser Indemnification. In addition to damages for which
         -------------------------
         Purchaser may be liable under law or equity or under the terms of this Agreement or any other applicable agreements, and subject to the provisions of Section 10.4 - "Indemnification Procedure", below, Purchaser shall indemnify, defend and hold the Company, its affiliates and all officers, directors, employees and agents thereof, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including without limitation reasonable attorney's fees, expenses and settlement costs, including appeal proceedings) (collectively, "Damages"), which the Company or any of its Affiliates and all officers, directors, employees and agents thereof may at any time sustain or incur by reason of or in connection with any claim, demand or other action initiated by any person or entity, arising from, related to or in any way connected with (i) Purchaser's conduct under this Agreement and any other applicable agreements; (ii) Purchaser's breach of this Agreement; (iii) Purchaser's failure to comply with applicable laws and regulations; or (iv) Purchaser's relations with anyone else, particularly regarding statements, representations or warranties made by Purchaser not expressly authorized in writing by the Company hereunder. Furthermore, Purchaser shall indemnify and hold the Company harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent, or representative of Purchaser under any applicable termination, labor, social security or other similar laws and regulations.

         Purchaser shall not be obliged to indemnify the Company from any such liability, loss, damage, cost or expense, to the extent that such liability, loss, damage, cost or expense was caused by any intentional or grossly negligent act or omission or misrepresentation, or by breach of obligations specified in this Agreement by the Company.

10.2     Company Indemnification. The Company hereby agrees to indemnify,
         -----------------------
         defend and hold harmless Purchaser, its affiliates and all officers, directors, employees and agents thereof from all Damages arising out of: (i) the Company's material breach of this Agreement, or (ii) the Company's failure to comply with applicable laws and regulations in the U.S.

         The Company's liability hereunder will be limited as follows:

         (a)      Claims, Demands and Other Actions:
                  ---------------------------------
                  With respect to the claims, demands and other actions referred to in Paragraph 10.1, above, to the extent that any such claim, demand or other action relates to:
                  (1) any Product sold by Purchaser pursuant to any agreement containing warranties or other commitments which exceed those warranties or commitments which the Company extends
                           hereunder, the Company's obligation to indemnify Purchaser shall be equal to the liabilities, losses, damages, costs and expenses for which Purchaser would have been liable if the agreement pursuant to which Purchaser sold the Product involved had not contained such additional warranties or other commitments;
                  (2) the failure by Purchaser to deliver a Product by a delivery date committed by the Company, the Company's obligation to indemnify Purchaser, if any, shall not exceed the liabilities, losses, damages, costs and expenses for which Purchaser would have been liable if the agreement pursuant to which Purchaser sold the Product involved had contained provisions substantially identical to those of Section 11.12 "Force Majeure", hereof.
         (b)      Certain Purchaser Actions:
                  -------------------------
                  In any event, the Company shall not be obliged to indemnify Purchaser from any such liability, loss, damage, cost or expense to the extent that such liability, loss, damage, cost or expense was caused by any intentional or grossly negligent act or omission or misrepresentation, or by any breach of obligations specified in this Agreement by Purchaser.

10.3     Allocation of Expenses
         ----------------------
         In the event a claim is based partially on an indemnified claim described in Section 10.1 and/or Section 10.2, above, and partially on a non-indemnified claim, or is based partially on a claim described in Section 10.1, above, and partially on a claim described in Section 10.2, above, any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

10.4     Indemnification Procedure
         -------------------------
         The liability of Purchaser and of the Company under Section 10.1 and Section 10.2, is subject to Purchaser or the Company (as the case may be): (a) having promptly notified the other of any claim, demand or other action likely to give rise to a claim against the other; and (b) giving the other all freedom either to join the defense, or to direct such defense, with a right to come to a settlement if the other so wishes.

                    SECTION 11. MISCELLANEOUS PROVISIONS

11.1     Prior Agreements. This Agreement contains the entire agreement of
         ----------------
         the Parties with respect to the subject matter hereof and shall cancel and supersede, as of the date this Agreement is signed by both Parties, any prior agreements written or oral between the Parties or their respective legal predecessors with respect to the subject matter covered by this Agreement.

11.2     Governing Law. This Agreement shall be governed by and construed in
         -------------
         accordance with the internal laws of the State of Florida, United States of America, applicable to agreements made and to be performed entirely within Florida, without regard to the conflicts of law principles of such State. Purchaser acknowledges, represents and warrants that it is aware of the laws of the State of Florida, and has been duly advised and willfully chooses the laws of the State of Florida as the governing law for this Agreement.

         The Parties hereby agree that neither the "United Nations Convention on Contracts for the International Sale of Goods", nor the Convention on the Limitation Period in the International Sale of Goods and the Protocol amending such Convention, done at Vienna April 11, 1980, shall govern the rights, duties and obligations of the Parties under this Agreement.

11.3     Jurisdiction; Consent to Service of Process
         -------------------------------------------
         (a) Both of the Parties hereby irrevocably and unconditionally submit, for themselves and their property, to the jurisdiction of any court of the State of Florida sitting in Palm Beach County, Florida, or any Federal court of the United States of America sitting in the Southern District of the State of Florida, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such State of Florida court or Federal court. It shall be a condition precedent to each Party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in such State of Florida court or, to the extent permitted by law, in such Federal court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each of such State of Florida court and such Federal court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court of competent jurisdiction. No Party to this Agreement may move to (1) transfer any such suit, action or proceeding from such State of Florida court or any Federal court of the United States of America sitting in the State of Florida, to another jurisdiction, (2) consolidate any such suit, action or proceeding brought in such State of Florida court or Federal court with a suit, action or proceeding in another jurisdiction, or (3) dismiss any such suit or proceeding brought in such State of Florida court or any Federal court of the United States of America sitting in the State of Florida, for the purpose of bringing the same in another jurisdiction. Each Party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.
         (b) Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any State of Florida court sitting in Palm Beach County, Florida, or any Federal court sitting in the Southern District of the State of Florida. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party.
         (c) Each of the Parties, hereby irrevocably consents to service of process in the manner provided for notices in
                  Section 11.5 hereof. Nothing in this Agreement will affect the right of either Party to this MEAgreement to serve process in any other manner permitted by law.

11.4     Assignment. This Agreement and the rights and obligations hereunder
         ----------
         may not be assigned, delegated or transferred by either Party without the prior written consent of the other Party; provided, however, that Purchaser's consent shall not be required with respect to any assignment, delegation or transfer by the Company to any entity providing financing to the Company, to another division of the Company or to any affiliate of the Company or division of such affiliate. This Agreement shall inure to the benefit of the permitted successors and assigns of the Company. For the purposes of this Agreement, "affiliate" shall mean any company, natural person, partnership or other business entity controlled by, under common control with or controlling either Party to this Agreement.

11.5     Notices. Notices and other communications provided for herein shall
         -------
         be in writing and shall be delivered by hand or overnight international courier service, sent by graphic scanning or other telegraphic communication equipment available to both, the sending Party and the receiving Party, as follows:

         If to Purchaser:

                  ----------------------------------------

                  ----------------------------------------
                  Facsimile No.:
                                --------------------------
                  Attention:
                            ------------------------------

         If to the Company:

                  VeriChip Corporation
                  400 Royal Palm Way, Ste. 410
                  Palm Beach, FL 33480
                  United States of America
                  Facsimile No.: (561) 805-8001
                  Attention: President

         All notices and other communications given to either Party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if delivered by hand or overnight courier service or on the first business day if sent by graphic scanning or other telegraphic communications equipment available to both the sender and the receiver, in each case delivered, sent or mailed (properly addressed) to such Party as provided in this Section 11.5, or in accordance with the latest unrevised direction from such Party given in accordance with this Section.

11.6     Amendments. Except as provided elsewhere herein, this Agreement can
         ----------
         be modified only by a specific written agreement duly signed by persons authorized to sign agreements on behalf of Purchaser and the Company.

11.7     Publicity. Purchaser agrees that any publicity or advertising which
         ---------
         shall be released by Purchaser in which the Company is identified in connection with the Products shall be in accordance with the terms of this Agreement and with such information or data as the Company may, from time to time, furnish to Purchaser for such purposes. Copies of all such publicity and advertising shall be forwarded to the Company for its prior written approval.

11.8     Severability. If any provision of this Agreement shall be held by a
         ------------
         court or other tribunal of competent jurisdiction to be invalid, illegal or unenforceable, or shall be required to be modified, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

11.9     Counterparts. This Agreement may be executed in any number of
         ------------
         counterparts, each of which will be deemed an original but all of which when taken together will constitute one and the same contract, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

11.10    Waiver. The waiver by either Party of any instance of the other
         ------
         Party's non-compliance with any obligation or responsibility herein shall not be deemed a waiver of the waiving Party's remedies for such non-compliance in the future.

11.11    Time Limit On Actions. No action, regardless of form, arising out
         ---------------------
         of this Agreement may be brought by either Party more than two (2) years after the cause of action has occurred; provided, however, that this paragraph shall not apply to actions involving patents, copyrights, Trademarks or tradenames, Company Confidential Information.

11.12    Force Majeure. Neither Party shall be liable for failure to perform
         -------------
         or delay in performing any obligation under this Agreement, except the obligation to make payments when due, if such failure or delay is due to force majeure, including, but not limited to, war, embargo, riot, insurrection, sabotage or other civil unrest; fire, explosion, flood or other natural disaster; accident or breakdown of machinery; unavailability of fuel, labor, containers, or transportation facilities; accidents of navigation, breakdown or damage of vessels or other conveyances for air, land or sea; other impediments or hindrances to transportation; strike or other labor disturbances; government restraints or any other cause beyond the control of the affected party; provided, however, that the Party so failing to perform shall (i) as soon as possible, inform the other Party of the occurrence of the circumstances preventing or delaying the performance of its obligations, and describe at a reasonable level of detail the circumstances causing such delay, and (ii) exert reasonable efforts to eliminate, cure or overcome any of such cases and to resume performance of its covenants with all possible speed. In such event, the non-performing Party will be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. In the event that, by operation of law or governmental decree, it becomes illegal to market and sell a Product, Purchaser shall be relieved of its obligations under this Agreement (other than the obligation to make any payment due hereunder) only to the extent that they relate to such Product. Any Party so delayed in its performance will be under no liability for loss or damages suffered by the other Party thereby.

         Either Party may convene a meeting between the Parties to discuss the force majeure and its effect on any obligation under this Agreement. The Parties shall seek to modify the relevant provisions in order to accommodate the circumstances caused by the force majeure. If the Parties fail to agree on such modifications within thirty (30) calendar days after notice of the force majeure is delivered, either Party may terminate this Agreement by written notice to the other Party. Such termination shall be effective thirty (30) calendar days after the date of the written notice.

11.13    WAIVER OF JURY TRIAL
         --------------------

         EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY DOCUMENT CONTEMPLATED TO BE EXECUTED OR DELIVERED IN CONJUNCTION HEREWITH. EACH PARTY HERETO (1), CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2), ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.14    Termination. This Agreement may be terminated by either party upon
         -----------
         30 days' written notice to the other. Notwithstanding the foregoing, termination shall not affect the rights or obligations of either party (i) in respect of Products previously purchased,
         (ii) in respect of purchase orders placed by Distributor and accepted by the Company (whether or not previously delivered), or
         (iii) as set forth in Sections 8, 9, 10 and this Section 11.

11.15    Section Headings. The section headings contained herein are for
         ----------------
         convenience of reference only and shall not be used in construing this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorized representatives on the date written below.

                                    PURCHASER:

                                    By: /S/ Mark Bartch
                                        --------------------------------
                                    Name:    Mark Bartch
                                          ------------------------------
                                    Title:   President
                                           -----------------------------
                                    Date:    September 5, 2003
                                          ------------------------------


                                    ACCEPTED BY The Company:

                                    VERICHIP CORPORATION

                                    By:      /S/ Keith Bolton
                                        --------------------------------
                                    Name:    Keith Bolton
                                          ------------------------------
                                    Title:   President
                                           -----------------------------
                                    Date:    September 5, 2003
                                          ------------------------------

                                 EXHIBIT "A"

                                  Products

============================================================================

VeriChip microchips    Veriguard    Veritag  Veritrack Verikid
--------------------------------------------------------------

VeriChip Scanners
-----------------

Verify
------

============================================================================

Distributor shall have rights to sell the Verichip product lines and any future products

AGREED TO AND ACCEPTED ON THIS 5th DAY OF September, 2003, BY:
                               ---        ---------  ----

PURCHASER:                                 THE COMPANY:
                                           VERICHIP CORPORATION
-----------------------------------

By: /S/ Mark Bartch                        By:   /S/ Keith Bolton
    -------------------------------            -------------------------------

Name:             Mark Bartch              Name:    Keith Bolton
      -----------------------------              -----------------------------

Title:            President                Title:   President
       ----------------------------               ----------------------------

                                 EXHIBIT "B"

                                 PRICE LIST

1.       VeriChip microchip tags: 500 U.S.$ 70.00

2.       VeriChip readers: 50 U.S.$ 625.00

3.       VeriChip Registry Service Plans:   0     U.S.$ 9.95 per month, N/A
                                                                        ---

         *The above pricing is good for current version of the tags only. Future versions will be subject to new pricing, as determined by the Company from time to time.


AGREED TO AND ACCEPTED ON THIS 5th DAY OF September, 2003, BY:
                               ---        ---------  ----

PURCHASER:                                 THE COMPANY:
                                           VERICHIP CORPORATION
-----------------------------------

By: /S/ Mark Bartch                        By:   /S/ Keith Bolton
    -------------------------------            -------------------------------

Name:             Mark Bartch              Name:    Keith Bolton
      -----------------------------              -----------------------------

Title:            President                Title:   President
       ----------------------------               ----------------------------

                                 EXHIBIT "C"

                             QUOTA REQUIREMENTS

During the Term of this Agreement, Distributor shall make the following minimum purchases of Products:

EXCLUSIVE DISTRIBUTOR LICENSE: $1.00 cost for Exclusive Distribution New York State and first right of renewal for new 5 year contract

MINIMUM PURCHASE ORDER YEAR 2003:
           500 Microchips: units at $70.00 per unit
            50 Scanners: units at $625.00 per unit

PURCHASE ORDER YEAR 2004:
           1000 Microchips: units at $70.00 per unit
            100 Scanners: units at $625.00 per unit

PURCHASE ORDER YEAR 2005:
          2000 Microchips: units at $70.00 per unit
           200 Scanners: units at $625.00 per unit

PURCHASE ORDER YEAR 2006:
         4000 Microchips: units at $70.00 per unit
          400 Scanners: units at $625.00 per unit

PURCHASE ORDER YEAR 2007:
         8000 Microchips: units at $70.00 per unit
          800 Scanners: units at $625.00 per unit

AGREED TO AND ACCEPTED ON THIS 5th DAY OF September, 2003, BY:
                               ---        ---------  ----

DISTRIBUTOR:                                     VERICHIP CORPORATION, a
Metro Risk Management LLC an American            Delaware Corporation,
Corporation duly organized and existing           on the date shown below:
under the laws of the United States

By: /S/ Mark Bartch                              /S/ Keith Bolton
    -------------------------------            -------------------------------

Name:             Mark Bartch              By:      Keith Bolton
      -----------------------------              -----------------------------

Title:            President                Title:   President
       ----------------------------               ----------------------------

Date:   September 5, 2003                  Date:  September 5, 2003

                                 EXHIBIT "D"

                                  TERRITORY

THE STATE of New York
---------------------

AGREED TO AND ACCEPTED ON THIS 5th DAY OF September, 2003, BY:
                               ---        ---------  ----

DISTRIBUTOR:                                     VERICHIP CORPORATION, a
________________________an American              Delaware Corporation,
Corporation duly organized and existing          on the date shown below:
under the laws of the United States


-----------------------------------        -----------------------------------

By:                                        By:   Dr. Keith Bolton
    -------------------------------            -------------------------------

Title:                                     Title:   President
       ----------------------------               ----------------------------

Date:                                      Date: